Consent of Ernst & Young LLP, Independent Auditors




We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement (Form N-1A) (No. 33-27352) of Endeavor Series Trust of our report dated February 4, 2000, included in the 1999 Annual Report to shareholders.


                                                       /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
February 24, 2000







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